EXHIBIT 10.6

SECOND AMENDMENT TO THE ST. JUDE MEDICAL, INC.
MANAGEMENT SAVINGS PLAN

THIS INSTRUMENT, amending the St. Jude Medical, Inc. Management Savings Plan as restated effective January 1, 2008, is adopted by St. Jude Medical, Inc., a Minnesota corporation, (the “Employer”), and shall be effective as of June 1, 2012.
RECITALS
WHEREAS, the Employer has heretofore established and maintains a Management Savings Plan (the “Plan”) that is currently embodied in a document dated January 1, 2008, as amended; and
WHEREAS, the Plan currently provides for a segregation of amounts transferred to this Plan from another nonqualified deferred compensation plan, which will make administration of the Plan by its recordkeeper more difficult; and
WHEREAS, the Employer desires to amend the Plan to provide such transferred amounts to be held in one or more contribution sources provided under the Plan;
NOW, THEREFORE, the Plan is amended to set forth below:

1.	Article 1(gg) is amended in its entirety to read as follows:
“Transferred Amount” means the notional amount, representing the unfunded and unsecured general obligations of the Company, transferred to this Plan pursuant to Section 4.5 from another nonqualified deferred compensation arrangement (as that term is defined under Section 409A of the Code and regulations promulgated thereunder) maintained by the Company, an Affiliate or unrelated entity, and shall include amounts transferred from the St. Jude Medical, S. C., Inc. U.S. Division Representative Principals and Sales Associates Deferred Compensation Plan.”

2.	Article 1(ll) is amended by replacing the term “Transferred Amount” for the term “Transferred Account”.

3.	Section 4.5 is restated in its entirety to read as follows:
“4.5     Amounts Transferred to this Plan»
. The amounts subject to a transfer pursuant to this Section 4.5 and the requirements regarding such transfer as herein provided shall apply with respect to the benefits that may be payable under the Plan.

a.
If a participant in the St. Jude Medical S.C., Inc. U.S. Division Representative Principals and Sales Associates Deferred Compensation Plan ceases to participate in that plan and becomes a Participant in this Plan pursuant to the provisions of Sections 3.1 and 3.2 of this Plan, the elections to defer compensation by the Participant that were made under the St. Jude Medical S.C., Inc. U.S. Division Representative Principals and Sales Associates Deferred Compensation Plan and in effect at the time the Participant ceases to participate in that plan shall be applied as an initial election under this Plan after the date on which the Participant ceases to be a participant in that plan and during the remainder of the Plan Year in which the employee is a Participant in this Plan. Such election may be changed only as otherwise provided in subsection (e) of Section 4.2 of this Plan.

b.
If a participant in the St. Jude Medical S.C., Inc. U.S. Division Representative Principals and Sales Associates Deferred Compensation Plan becomes a Participant in this Plan pursuant to the provisions of Sections 3.1 and 3.2 of this Plan, the amounts credited to the account of such participant under the St. Jude Medical S.C., Inc. U.S. Division Representative Principals and Sales Associates Deferred Compensation Plan shall be transferred to and credited to one of more of the notional accounts (a Deferred Compensation Account, a Discretionary Amount Account, a Matching Amount Account, etc.) for such Participant based on the contribution source of the Transferred Amounts in the transferor plan. If such transfer occurs, such transfer shall be made in a manner consistent with the requirements of Code §414(1) and Treas. Reg. §1.414(1)-1 regarding a merger or consolidation of assets and liabilities but without regard to any actual merger or consolidation of assets. The Transferred Amount of a Participant who had been a participant in the St. Jude Medical S.C., Inc. U.S. Division Representative Principals and Sales Associates Deferred Compensation Plan shall be determined as of a valuation date determined by the Company immediately preceding the transfer to such Transferred Amount, which shall then be credited to the Plan as the opening balance with respect to such Participant.

c.	Subject to subsections (d) and (e) of this Section 4.5:

1.
the Transferred Amounts of a participant in the St. Jude Medical S.C., Inc. U.S. Division Representative Principals and Sales Associates Deferred Compensation Plan shall be subject to the terms and conditions of this Plan and payable to or on behalf of the Participant pursuant to and in accordance with the terms and conditions of this Plan;

2.
after such transfer from the St. Jude Medical S.C., Inc. U.S. Division Representative Principals and Sales Associates Deferred Compensation Plan, the value of the Transferred Amount credited to the accounts of such Participant under this Plan shall be determined, valued and paid under the terms and conditions of this Plan; and

3.	additional contributions, and earnings and losses thereon, may be credited to the Accounts containing such Transferred Amount.
No benefit shall be determined, valued or paid to or with respect to a participant under the St. Jude Medical S.C., Inc. U.S. Division Representative Principals and Sales Associates Deferred Compensation Plan with respect to such Transferred Amount, and all rights under that plan with respect to the Transferred Amount shall be waived by that Participant and forfeited.

d.
If a participant in the St. Jude Medical S.C., Inc. U.S. Division Representative Principals and Sales Associates Deferred Compensation Plan made a valid and effective election for a distribution of benefits under that plan and distributions have commenced in accordance with that election and pursuant to that distribution provision as of the date on which the Transferred Amount was credited to the Accounts under this Plan for the benefit of that participant, then, subject to such terms and conditions as the Company may impose, distributions shall continue to be made pursuant to that election made under the St. Jude Medical S.C., Inc. U.S. Division Representative Principals and Sales Associates Deferred Compensation Plan, and such election shall be treated and given effect as a valid election under this Plan regarding such Transferred Amount. No delay or acceleration of any valid election as to the time and form of payment with respect to the Transferred Amount except as otherwise permitted under this Plan and Code §409A and its regulations

e.
If a participant in the St. Jude Medical S.C., Inc. U.S. Division Representative Principals and Sales Associates Deferred Compensation Plan made a valid and effective election for a distribution of benefits under that plan, then, subject to such terms and conditions as the Company may impose, that election for a distribution shall be treated and given effect as a valid election under this Plan with respect to the Transferred Amount as if such election was made in accordance with the provisions of this Plan. Any change in such election shall conform to the provisions of Section 4.2(e) of this Plan.

f.
Transferred Amount, together with earnings and losses thereon, credited to the Accounts of the Participant established and maintained under this Plan in accordance with this Section 4.5 shall be allocated or reallocated among the investment options made available by the Company for purposes of measuring the value of those amounts pursuant to the same terms and conditions that apply to other contributions credited under this Plan pursuant to Article 5.

g.
Amounts credited to the account of a participant in the St. Jude Medical S.C., Inc. U.S. Division Representative Principals and Sales Associates Deferred Compensation Plan shall be Vested pursuant to and in accordance with the schedule and provisions of that plan as of the date on which such transfer occurs, which may require the Transferred Amount to be divided into sub-accounts within the designated Accounts to separately account for the Vested amounts. Effective as of the date on which such Transferred Amount is transferred to this Plan, the non-Vested Transferred Amount shall be subject to the Vesting provisions of Section 6.1 of this Plan based upon the contribution source of such amounts under the St. Jude Medical S.C., Inc. U.S. Division Representative Principals and Sales Associates Deferred Compensation Plan and the applicable provisions of this Plan with respect to those amounts. For purposes of determining the Vested amount, years of service as a participant in the St. Jude Medical S.C., Inc. U.S. Division Representative Principals and Sales Associates Deferred Compensation Plan shall be taken into account under this Plan.

h.
Any benefit payable to a Beneficiary of a Participant under this Plan shall be determined in accordance with the terms and conditions of this Plan and shall be payable pursuant to Article 7 without regard to any provision in the St. Jude Medical S.C., Inc. U.S. Division Representative Principals and Sales Associates Deferred Compensation Plan, but subject to the limitations otherwise contained in this Section 4.5.

4.	Section 4.7 is amended by deleting the term “Transfer Account”.

IN WITNESS WHEREOF, St. Jude Medical, Inc. has caused this Second Amendment to be executed by its officer, who has been duly authorized by the Compensation Committee, effective as of the date specified herein.

ST. JUDE MEDICAL, INC.

By:	/s/ JASON A. ZELLERS
Its:	Vice President, General Counsel and Corporate Secretary
Date:	June 1, 2012